SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52356

Date of Report: April 17, 2008

SEAWAY VALLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	20-5996486
(State of other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10-18 Park Street, 2nd Floor, Gouverneur, NY	13642
(Address of principal executive offices)	(Zip Code)

(315) 287-1122
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 17, 2008 Seaway Valley Capital Corporation entered into a Merger Agreement dated April 1, 2008 with North Country Hospitality, Inc. and Christopher Swartz.  North Country Hospitality is a holding company with several subsidiaries involved in the operation of hotels, restaurants and other businesses in northern New York State.  Christopher Swartz is President and a shareholder of North Country Hospitality.

The Merger Agreement provides that at a later closing North Country Hospitality will transfer all of its assets to a subsidiary, North Country Operating Corp., which will assume responsibility for all of North Country Hospitality’s liabilities as of the closing date.  North Country Operating Corp. will then be merged into a wholly-owned subsidiary of Seaway Valley Capital Corporation, such that all of the current business operations of North Country Hospitality will be owned by subsidiaries of North Country Hospitality.

In exchange for ownership of the assets of North Country Hospitality, Seaway Valley Capital Corporation will issue to North Country Hospitality 1,050,000 shares of a newly designated Series D Preferred Stock issued by Seaway Valley Capital Corporation.  Each Series D Preferred share will have a liquidation preference of $5.00 (i.e. $5,250,000 in total).  The holder of Series D Preferred shares will be entitled to convert them into Seaway Valley Capital Corporation common stock.  The number of common shares to be issued on conversion of a share of Series D Preferred Stock will equal the $5.00 liquidation preference divided by 85% of the average closing bid price for the common stock for the five days preceding conversion.

Seaway Valley Capital Corporation has also agreed that it will indemnify North Country Hospitality against liability for any of the debts assumed by North Country Operating Corp. at the closing.

The closing will occur after satisfaction of certain stated conditions, including approval of the transaction by the shareholders of North Country Hospitality and consent to the transaction by all necessary parties, which may include, in some situations, consent of the relevant liquor authorities to transfer of liquor licenses owned by certain North Country Hospitality subsidiaries.  Closing is also conditioned on purchase from Christopher Swartz by Seaway Valley Capital Corporation for $75,000 of a partial ownership interest in one of the subsidiaries.

At the time of the closing, Seaway Valley Capital Corporation will enter into an employment and non-competition agreement with Christopher Swartz.  Mr. Swartz will be employed as Vice President and Chief Operating Officer of Seaway Valley Capital Corporation.  He will be paid a salary of $125,000 cash and $50,000 stock each year.  The term of the contract will be one year with automatic renewals unless terminated.  If, however, Mr. Swartz’s employment is terminated prior to the third anniversary of the closing and he remains liable on his guarantees of any of North Country Hospitality’s debts, Seaway Valley Capital Corporation will be required to continue his salary until the guarantees are relieved or the three year period passes.

The Merger Agreement will terminate on April 30, 2008, unless extended by the parties.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a

 Merger Agreement dated April 1, 2008 among Seaway Valley Capital Corporation, North Country Hospitality, Inc. and Christopher Swartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 2008

SEAWAY VALLEY CAPITAL CORPORATION

By:

/s/ Thomas Scozzafava

Thomas Scozzafava

Chief Executive Officer